Exhibit 99.1

Janux Therapeutics Announces Updates to Board of Directors

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The appointment of Eric Dobmeier and Natasha Hernday to the Board brings extensive operational and business development experience to support corporate and pipeline strategy
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Janux also announced the resignation of Jay Lichter, Ph.D., from the Board, and the appointment of current Board member Ronald W. Barrett, Ph.D., as Chairperson

SAN DIEGO, July 22, 2024 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today announced the appointment of Eric Dobmeier and Natasha Hernday to its Board of Directors.

“Eric and Natasha’s vast experience and proven leadership in the biopharmaceutical industry are tremendous assets for Janux at this pivotal stage of our growth,” said David Campbell, Ph.D., President and CEO of Janux Therapeutics. “Eric’s extensive experience in biopharmaceutical operations and strategic growth will be invaluable as Janux continues to advance its pipeline. Natasha’s background in corporate strategy and identifying, executing and managing high-value partnerships will be essential as Janux looks to expand its opportunities to further its mission in developing next-generation cancer therapies.”

Dr. Campbell continued, “Their contributions will not only enhance our strategic direction but ultimately benefit patients through the potential development of next-generation cancer therapies. We are excited to welcome them to our Board and look forward to their contributions.”

Eric Dobmeier, J.D. has more than 20 years of experience in the biotechnology industry as both an executive and board member. Most recently, he was the President and CEO of Chinook Therapeutics, where he led the company through multiple strategic growth initiatives ultimately leading to its acquisition by Novartis in 2023 for $3.5 billion. Prior to Chinook, Mr. Dobmeier spent 16 years in a series of positions of increasing responsibility at Seattle Genetics, including Chief Operating Officer, during the company’s growth from 60 to 1,200 employees, from a market cap of $150 million to over $8 billion and through its transition to a commercial company with FDA approval and launch of Adcetris, a novel lymphoma drug. During his career, Mr. Dobmeier has been directly involved in raising more than $2 billion in equity capital and led negotiation of many corporate alliances with leading biotechnology and pharmaceutical companies. He is currently a venture partner at Samsara Biocapital and serves on the boards of directors of Structure Therapeutics and Abdera Therapeutics.

Natasha Hernday previously served as Chief Business Officer of Seagen (formerly Seattle Genetics) and was pivotal in driving business development, including alliance management, strategic partnerships, mergers, and acquisitions. Ms. Hernday led the acquisition of Cascadian Therapeutics in 2018 for approximately $614 million and a global strategic oncology collaboration with Merck in 2020 for over $1.5 billion in upfront cash and equity. Cascadian’s lead asset has since been approved and is achieving over $400 million in yearly revenue. Ms. Hernday’s strategic insight and successful track record in transactions culminated in Seagen's acquisition by Pfizer in 2023 for $43 billion. Prior to her role at Seagen, Ms. Hernday spent 16 years at Amgen, where she began her career in discovery research, then held various leadership positions in corporate development and corporate strategy, playing a key role in numerous high-value transactions. Additionally, Ms. Hernday served on the Board of Alpine Immune Sciences, which was acquired by Vertex Pharmaceuticals in 2024 for $4.9 billion.

In addition, Janux announced the resignation of Jay Lichter, Ph.D., from the Board of Directors. Dr. Lichter, a key figure as the head of Janux’s founding seed investor Avalon Ventures, has been instrumental in the company’s growth and success. Current Board member Ronald W. Barrett, Ph.D., will replace Jay Lichter as Chairperson of the Board.

“We deeply appreciate Jay’s leadership and dedication over the years,” said Dr. Campbell. “His vision and commitment have been integral to our achievements, and for that, we thank him deeply. Ron’s extensive experience and leadership in the biopharmaceutical industry will be vital as Janux continues to advance its innovative pipeline, and I look forward to his continued stewardship and contributions.”

Janux’s TRACTr and TRACIr Pipeline

Janux’s first clinical candidate, JANX007, is a TRACTr that targets PSMA and is being investigated in a Phase 1 clinical trial in adult subjects with metastatic castration-resistant prostate cancer (mCRPC). Janux’s second clinical candidate, JANX008, is a TRACTr that targets EGFR and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal cancer, squamous cell carcinoma of the head and neck, non-small cell lung cancer, and renal cell carcinoma. We are also generating a number of additional TRACTr and TRACIr programs for potential future development, some of which are at development candidate stage or later. We are currently assessing priorities in our preclinical pipeline.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing tumor-activated immunotherapies for cancer. Janux’s proprietary technology enabled the development of two distinct bispecific platforms: Tumor Activated T Cell Engagers (TRACTr) and Tumor Activated Immunomodulators (TRACIr). The goal of both platforms is to provide cancer patients with safe and effective therapeutics that direct and guide their immune system to eradicate tumors while minimizing safety concerns. Janux is currently developing a broad pipeline of TRACTr and TRACIr therapeutics directed at several targets to treat solid tumors. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting PSMA is in development for prostate cancer, and the second targeting EGFR is being developed for colorectal, lung, head and neck, and renal cancers. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, the potential benefits of Janux’s product candidates and platform technologies and expectations regarding the use of Janux’s platform technologies to generate novel product candidates. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,”

“designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091